UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

Athersys, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33876	20-4864095
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, Athersys, Inc. (“Athersys”) and its wholly-owned subsidiary, ABT Holding Company, entered into a Collaboration and License Agreement (the “Agreement”) with Pfizer Inc (“Pfizer”), pursuant to which the parties will seek to develop and commercialize MultiStem® for the treatment of inflammatory bowel disease (“IBD”). MultiStem is Athersys’ investigational stem cell therapy currently in development by Athersys for several other conditions, including acute myocardial infarction, bone marrow transplant support and ischemic stroke.

The parties will collaborate on the development of MultiStem for IBD for the worldwide market, including associated regulatory filings with the United States Food and Drug Administration. Under the Agreement, Pfizer has responsibility for development, seeking regulatory approval and commercialization of MultiStem for treatment of IBD, and Athersys has responsibility for the manufacture of product for both clinical and commercial purposes.

Under the terms of the Agreement, Athersys will receive an up-front cash payment of $6.0 million, as well as research funding and support during the initial phase of the collaboration. Athersys is also eligible to receive payments of up to $105 million upon the successful achievement of certain development, regulatory and commercial milestones. Athersys is also entitled to tiered royalties on any worldwide commercial sales of MultiStem IBD products. Alternatively, in lieu of royalties and certain commercialization milestones, Athersys may elect to co-develop with Pfizer and the parties will share development and commercialization expenses and any profits or losses on an agreed basis beginning at phase III clinical development. The Agreement also contains certain termination rights for Athersys and Pfizer. Athersys maintains rights to develop and commercialize MultiStem for areas outside of the Pfizer collaboration.

In connection with entering into the Agreement, Athersys also amended its Exclusive License Agreement (the “License Agreement”), dated as of May 17, 2002, with the Regents of the University of Minnesota. The License Agreement was amended to, among other things, delete a provision regarding commercialization and provide that Athersys will pay a minimum annual royalty.

A copy of the press release issued by Athersys entitled “Athersys Enters into Global Agreement with Pfizer to Develop and Market MultiStem for the Treatment of Inflammatory Bowel Disease” announcing the collaboration is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release, dated December 21, 2009, entitled “Athersys Enters into Global Agreement with Pfizer to Develop and Market MultiStem for the Treatment of Inflammatory Bowel Disease.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009

ATHERSYS, INC.

By: /s/ Laura K. Campbell

Name:  Laura K. Campbell
Title:    Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release, dated December 21, 2009, entitled “Athersys Enters into Global Agreement with Pfizer to Develop and Market MultiStem for the Treatment of Inflammatory Bowel Disease.”